UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 4, 2023

DATASEA INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-38767	45-2019013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20th Floor, Tower B, Guorui Plaza

1 Ronghua South Road Technological Development Zone,

Beijing, People’s Republic of China 100176

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (+86) 10-56145240

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	DTSS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed on a Current Report on Form 8-K filed on June 13, 2023, the Company received a letter from Nasdaq indicating that the Company had not regained compliance with the Nasdaq Listing Rule 5550(b)(2) regarding the market value of its listed securities (the “MVLS Requirement”). On August 3, 2023, the Company appeared before a Nasdaq hearing panel (the “Panel”) and requested for additional time to regain compliance with the MVLS Requirement. On August 11, 2023, Nasdaq issued a letter to the Company, granting an extension to regain compliance by October 2, 2023.

On October 4, 2023, Nasdaq informed the Company that the Company has demonstrated compliance with the Equity Standard in Listing Rule 5550(b)(1) of The Nasdaq Stock Market, as required by the Panel’s decision dated August 11, 2023. Accordingly, the Panel has determined to continue the listing of the Company’s securities on Nasdaq.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATASEA INC.

October 5, 2023	By:	/s/ Zhixin Liu
		Name:	Zhixin Liu
		Title:	Chief Executive Officer

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